UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010

TIENS BIOTECH GROUP (USA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32477	75-2926439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 22-8213-7658

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 27, 2010, Tiens Biotech Group (USA), Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.    Election of Directors

All of the following six nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Jinyuan Li	67,831,705	0	0	0
Manbo He	67,831,705	0	0	0
Yupeng Yan	67,831,705	0	0	0
Socorro Quintero	67,831,705	0	0	0
Howard Balloch	67,831,705	0	0	0
Gilbert Raker	67,831,705	0	0	0

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Crowe Horwath LLP (“Crowe”) as independent auditors to audit the financial statements of the Company for the 2010 fiscal year, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
67,831,698	0	7	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIENS BIOTECH GROUP (USA), INC.

Date: May 28, 2010	By:	/s/ Manbo He
Name: Manbo He
Title: Chief Financial Officer